Exhibit 99.1

Papa John’s Announces Chief Marketing Officer, Andrew Varga, Resigns to Take President Position at Zimmerman Advertising

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 21, 2013--Papa John’s International, Inc. (NASDAQ: PZZA) today announced that Andrew Varga is resigning his position as Chief Marketing Officer of Papa John’s International, Inc. (“Papa John’s”), after accepting the role of President of Zimmerman Advertising, Papa John’s advertising agency of record and one of the leading advertising firms in the United States. Mr. Varga expects to begin his new position following a transition period with Papa John’s.

“Andrew made many outstanding contributions to the Papa John’s team, and we are pleased that he now has a wonderful opportunity to become the President at Zimmerman Advertising,” said Papa John’s Founder, Chairman and Chief Executive Officer John Schnatter. “We are excited not only to continue working with the talented team at Zimmerman, but also that Andrew and his wealth of knowledge about Papa John’s and the pizza category will continue to be an integral driver of the Papa John’s brand.”

“When we created the CMO position nearly four years ago, we had the goal of increasing the brand equity of Papa John’s,” added Papa John’s Chief Operating Officer Tony Thompson. “Andrew helped to strategically structure our marketing team to grow our digital, branding, and creative capabilities, all of which contribute to the strength of our brand. We’re confident our talented marketing team is well positioned to continue the strategic marketing and partnerships that will drive our results, and we will immediately begin the search for a new leader of the marketing team.”

Varga added, “It has been my privilege to be a part of the great Papa John’s brand for nearly four years. I am very excited to continue to be involved with the quality leader in the QSR pizza segment in my new role with Zimmerman Advertising, and am grateful for the positive experience and learnings from John Schnatter and the team that have helped make it possible for me to take on this new opportunity. I look forward to working with John and the rest of the management team to ensure a smooth transition, and to helping continue to grow the Papa John’s brand.”

Headquartered in Louisville, Kentucky, Papa John’s International, Inc. (PZZA) is the world’s third largest pizza company. For 11 of the past 13 years, consumers have rated Papa John’s No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). Papa John’s also earned the 2012 Harris Poll EquiTrend® Pizza Brand of the Year. Papa John’s is the Official Pizza Sponsor of the National Football League and Super Bowl XLVII. For more information about the company or to order pizza online, visit Papa John’s at www.papajohns.com.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such statements may relate to projections concerning revenue, earnings, margins, unit growth and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These and other risk factors are discussed in detail in “Part I. Item 1A. - Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 30, 2012. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

CONTACT:
Papa John’s International, Inc.
Steve Higdon, 502-261-4723
Vice President, Global Communications